                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                Amendment No. 1
                              to Current Report on
                                    Form 8-K
                                       on
                                   Form 8-K/A


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report:   April 11, 1997


                                UTI ENERGY CORP.
             (Exact name of registrant as specified in its charter)



        Delaware                   001-12542                  23-2037823
(State or other jurisdiction   (Commission File No.)       (I.R.S. Employer
   of incorporation)                                      Identification No.)


485 Devon Park Drive, Suite 112
   Wayne, Pennsylvania                          19087
(Address of principal executive offices)      (Zip Code)



(Registrant's telephone number, including area code):  (610) 971-9600


                                 Not applicable
         (Former name or former address, if changes since last report.)




Exhibit Index Begins on Page 12.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired

      The following financial statements of Southland Drilling Company, Ltd. are included in Appendix A hereto and incorporated herein by reference:

      Statement of Net Assets Acquired of Southland Drilling Company, Ltd. as of April 11, 1997 and Statements of Revenues and Direct and Indirect Operating Expenses (Excluding Depreciation) of Southland Drilling Company, Ltd. for the years ended December 31, 1996 and 1995.

(b)   Pro Forma Financial Information

      The pro forma financial information is included in Appendix B hereto and incorporated herein by reference.

(c)   Exhibits


*     2.1  Asset Purchase Agreement dated March 5, 1997 (the "Asset Purchase
           Agreement"), by and between UTI Energy Corp. and Southland Drilling Company, Ltd.(incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996). Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Asset Purchase Agreement have not been filed with this exhibit. Schedule 2.1(a), 2.1(b), 2.1(c), 2.1(d) and 2.1(e)
           contain lists of certain of the assets purchased by the Company pursuant to the terms and conditions of the Asset Purchase Agreement. The Company agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request.

*     2.2  First Amendment to Asset Purchase Agreement dated April 11, 1997, by and between UTI Energy Corp., Triad Drilling Company and Southland Drilling Company, Ltd.

*    10.1  Warrant Agreement, dated April 11, 1997, by and between UTI Energy
           Corp. and Southland Drilling Company, Ltd.

*    10.2  Loan and Security Agreement dated April 11, 1997, by and among FWA
           Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, UTI Energy Corp., UTICO, Inc., Panther Drilling, Inc. and Mellon Bank, N.A.

*    10.3  Fourth Amendment and Modification to the Mellon Line of Credit dated
           April 11, 1997, by and among FWA Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, UTI Energy Corp., UTICO, Inc., Panther Drilling, Inc. and Mellon Bank, N.A.

*    10.4  Note Purchase Agreement dated April 11, 1997, by and among FWA
           Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, Panther Drilling, Inc. and Canpartners Investments IV, LLC (incorporated by reference to Schedule 13D relating to the Company filed on April 22, 1997 by Canpartners Investments IV, LLC, Canpartners Incorporated, Mitchell R. Julis, Joshua S. Friedman and
           R. Christian B. Evensen).

*    10.5  Note dated April 11, 1997, payable by FWA Drilling Company, Inc.,
           International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated and Panther Drilling, Inc. to Canpartners Investments IV, LLC.

*    10.6  Warrant Agreement dated April 11, 1997, by and between UTI Energy
           Corp. and Canpartners Incorporated IV, LLC.

*    10.7  Warrant dated April 11, 1997, by and between UTI Energy Corp. and
           Canpartners Incorporated IV, LLC.

*    10.8  Registration Rights Agreement Dated April 11, 1997, by and between
           UTI Energy Corp. and Canpartners Investments IV, LLC.

     23.1  Consent of Ernst & Young LLP.


     *Previously filed with the Company's Current Report on Form 8-K dated April 11, 1997.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                                 UTI ENERGY CORP.
                                        -------------------------------------
                                                  (REGISTRANT)





Date: June 27, 1997                     /s/ P. Blake Dupuis
                                        -------------------------------------
                                        P. Blake Dupuis, Vice President,
                                        Chief Financial Officer and
                                        Chief Accounting Officer



                                        Signing on behalf of the registrant
                                        and as principal financial officer

                                   APPENDIX A

                              FINANCIAL STATEMENTS

                                       OF

                               BUSINESS ACQUIRED

                        SOUTHLAND DRILLING COMPANY, LTD.

                         INDEX TO FINANCIAL STATEMENTS

                                 APRIL 11, 1997



                                    CONTENTS

                                                                     Page No.
                                                                     --------
     Report of Independent Auditors ..................................  A-3

     Statement of Net Assets Acquired ................................  A-4

     Statements of Revenues and Direct and Indirect Operating Expenses
     (Excluding Depreciation) ........................................  A-5

     Notes to Financial Statements ...................................  A-6

                         REPORT OF INDEPENDENT AUDITORS




Board of Directors
UTI Energy Corp.


We have audited the accompanying statement of net assets acquired of Southland Drilling Company, Ltd. ("Southland"), as of April 11, 1997, and the historical statement of revenues and direct and indirect operating expenses (excluding depreciation) for the years ended December 31, 1996 and 1995. These statements are the responsibility of Southland's management and UTI Energy Corp.'s management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form 8-K of UTI Energy Corp.) and are not intended to be a complete presentation of the financial position or the revenues and expenses of the assets or of the entity mentioned above.

In our opinion, the statements referred to above present fairly, in all material respects, the net assets acquired of Southland, as described in Note 2, as of April 11, 1997, and its historical revenues and direct and indirect operating expenses (excluding depreciation) for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.



                                         /s/ Ernst & Young LLP.


Houston, Texas
June 18, 1997

                        SOUTHLAND DRILLING COMPANY, LTD.
                        STATEMENT OF NET ASSETS ACQUIRED
                                 April 11, 1997



 Drilling and related equipment:
    Rigs                                    $11,577,551
    Tubulars                                  2,851,738
    Yard equipment                            2,287,552
 Land and building                              502,611
 Goodwill                                     9,938,000
                                            -----------

 Net assets acquired                        $27,157,452
                                            ===========







 See accompanying notes.

                       SOUTHLAND DRILLING COMPANY, LTD.
      STATEMENTS OF REVENUES AND DIRECT AND INDIRECT OPERATING EXPENSES
                           (EXCLUDING DEPRECIATION)



                                                               For the Years Ending
                                            January 1, 1997        December 31,
                                           to April 11, 1997    1996         1995
                                           ----------------- -----------  -----------
                                             (Unaudited)
Revenues
  Turnkey                                     $2,985,276     $10,963,939  $11,811,762
  Daywork                                      4,211,280      14,282,568    9,874,426
  Consulting                                     149,771         412,599       39,185
                                              ----------     -----------  -----------

Total revenues                                 7,346,327      25,659,106   21,725,373

Direct and indirect operating expenses:
  Drilling expense - direct                    2,719,647       7,809,920    6,622,607
  Repairs and maintenance                        845,078       2,655,911    2,174,924
  Mobilization                                   220,130       1,263,223    1,067,738
  Turnkey expenses                             1,692,960       9,062,359    8,815,245
  Indirect drilling expenses                     133,129         318,012      298,977
                                              ----------     -----------  -----------
Total direct and indirect operating expenses   5,610,944      21,109,425   18,979,491
                                              ----------     -----------  -----------

Excess of revenues over direct and indirect
  drilling expenses                            1,735,383       4,549,681    2,745,882

Selling, general and administrative
  expenses directly associated with
  acquired operations                            293,779       1,217,138    1,805,260
                                              ----------     -----------  -----------

Revenues in excess of direct and indirect
  drilling expenses and selling,
  general and administrative expenses
  directly associated with acquired
  operations                                  $1,441,604     $ 3,332,543  $   940,622
                                              ==========     ===========  ===========


Capital Expenditures                          $  163,528     $   129,392  $   157,156
                                              ==========     ===========  ===========







See accompanying notes.

                      SOUTHLAND DRILLING COMPANY, LTD.
                        NOTES TO FINANCIAL STATEMENTS


     1.  ACQUISITION

     Effective April 11, 1997, UTI Energy Corp. ("UTI") acquired certain drilling rigs and related equipment (the "Assets") from Southland Drilling Company, Ltd. ("Southland"), pursuant to an asset purchase agreement dated March 5, 1997. The purchase price of the Assets consisted of $27,068,000 in cash and 100,000 warrants to purchase UTI common stock at $48.00 per share.

     2.  BASIS OF PRESENTATION

     The statements are not intended to be a complete presentation in conformity with generally accepted accounting principles, but present the net assets acquired and the historical gross drilling contract revenues, operating expenses and selling, general and administrative expenses directly associated with assets acquired by UTI, excluding depreciation expense. The statements have been prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the statements.
     Actual results could differ from those estimates. The Statement of Net Assets Acquired gives effect to the allocation of the purchase price, which is based on UTI's experience in the industry, purchases of similar assets in the past and on a fair market value appraisal of eight similar drilling rigs purchased on January 27, 1997, by an independent valuation firm, dated March 6, 1997. The Statements of Revenues and Direct and Indirect Operating Expenses (Excluding Depreciation) reflects the historical gross drilling contract revenues, operating expenses and selling, general and administrative expenses directly associated with the assets acquired and, accordingly, includes contract revenues and operating expenses related to both dayrate and turnkey contracts and selling, general and administrative expenses directly associated with the personnel and facilities acquired. Southland recognized revenues and expenses on dayrate contracts as the work progressed and recognized turnkey contract revenues on a percentage of completion method, measured by the ratio which contract costs incurred to date bear to total estimated contract costs.

     Southland was primarily engaged in the domestic onshore contract oil and gas drilling operations and development of domestic oil and gas reserves. Southland's historical accounting records reflect the direct operating revenues, direct operating expenses and selling, general and administrative expenses directly associated with its contract drilling operations.

     As noted above, UTI acquired substantially all of the direct operating assets of Southland's drilling operations and assumed all drilling contracts in existence on the closing date, however, UTI did not acquire Southland's corporate assets. Certain corporate overhead and other expenses were allocated by related entities and owners to Southland in its internal financial records. That portion of such expenses not directly associated with assets acquired or personnel transferring to UTI have been excluded from expenses in these financial statements. Additionally, interest expense, interest income and other income and expenses have also not been included in such statement as the related assets were not purchased nor the related liabilities assumed.

     In the opinion of management, the unaudited Statements of Revenue and Direct and Indirect Operating Expenses (Excluding Depreciation) includes all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results of operations for the period January 1, 1997 through April 11, 1997. Although management believes the disclosures in these Statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in annual audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

                      SOUTHLAND DRILLING COMPANY, LTD.
                        NOTES TO FINANCIAL STATEMENTS




     3.  TRANSACTIONS WITH AFFILIATED PARTIES

     During the years ended December 31, 1996 and December 31, 1995, Southland had the following transactions with affiliated parties:


     o Southland provided drilling services to affiliated companies in the amount of $3,232,440 during 1996, and $3,214,340 during 1995.

     o Southland made payments to affiliated companies for drilling services and equipment rental in the amount of $207,914 during 1996, and $48,451 during 1995.


     4.  SUBSEQUENT EVENTS

     The asset purchase agreement (Section 3.2) states that UTI purchased Southland's trade accounts receivable, prepaid assets, and assumed the trade accounts payable, and subject to evaluation by both UTI and Southland, Southland would pay UTI cash for any amount for which the accounts payable exceeded the accounts receivable and prepaid assets. However, subsequent to closing, UTI and Southland verbally agreed to disregard Section 3.2 of the agreement, and therefore UTI did not acquire the accounts receivable and prepaid assets nor assume the accounts payable. Rather, Southland would continue to own and service these accounts in all respects. As no value was assigned to the net value of these assets with regard to the purchase price, the accounts receivable, prepaid assets, and accounts payable accounts were not included in the Statement of Net Assets Acquired.

                                   APPENDIX B

                        PRO FORMA FINANCIAL INFORMATION

                                UTI ENERGY CORP.

                    INDEX TO PRO FORMA FINANCIAL INFORMATION



                                    CONTENTS

                                                                     Page No.
                                                                     --------

        Pro Forma Financial Statements, Acquisition of
          Southland Drilling Company, Ltd., Acquisition of
          Quarles Drilling Corporation, Acquisition of
          Viersen & Cochran Drilling Company (Unaudited) .........      B-3

        Pro Forma Condensed Consolidated Balance Sheet
          (Unaudited) ............................................      B-6

        Pro Forma Condensed Consolidated Statement of
          Income (Unaudited) Year Ended December 31, 1996 ........      B-7

        Pro Forma Condensed Consolidated Statement of
          Income (Unaudited) Three Months Ended March 31, 1997 ...      B-8

        Notes to Pro Forma Condensed Consolidated
          Financial Statements ...................................      B-9

                                UTI ENERGY CORP.
                         PRO FORMA FINANCIAL STATEMENTS
                ACQUISITION OF SOUTHLAND DRILLING COMPANY, LTD.
                  ACQUISITION OF QUARLES DRILLING CORPORATION
               ACQUISITION OF VIERSEN & COCHRAN DRILLING COMPANY
                                  (UNAUDITED)




Southland

On April 11, 1997, UTI Energy Corp., a Delaware corporation (the "Company"), acquired the land drilling operations of Southland Drilling Company Ltd., a Texas limited partnership ("Southland") for approximately $27.1 million in cash and a five-year warrant to purchase 100,000 shares of the Company's common stock, $.001 par value ("Common Stock"), at an exercise price of $48.00 per share (the "Southland Acquisition"). The purchase price was determined through arms-length negotiations between the parties. The acquired assets include eight land drilling rigs, various equipment and rig components, and other equipment used in Southland's contract drilling business. The Company also assumed various drilling contracts of Southland and hired Southland's rig crews. The Company intends to utilize the Southland assets and crews in its existing land drilling operations. The Southland Acquisition further expands the Company's operations in the active oil and gas producing areas in South Texas and the Gulf Coast and increases the Company's rig fleet to 82 rigs.

The Southland Acquisition was effected pursuant to an Asset Purchase Agreement dated as of March 5, 1997, by and between the Company and Southland. The Southland Acquisition was funded with a combination of the Company's existing cash, the net proceeds from the private placement of $25 million principal amount of its 12% Senior Subordinated Notes due 2001 (the "Subordinated Notes") and the net proceeds from a new $25 million three-year term-loan facility with Mellon Bank N.A. (the "Mellon Term Loan"). In connection with the Mellon Term Loan, the Company also increased the amount available under its line of credit (the "Line of Credit") with Mellon Bank N.A. ("Mellon") from $8.4 million to $12.0 million. The Subordinated Notes were issued by the Company at a discount of 2% and were issued with a seven-year warrant to purchase 400,000 shares of Common Stock at an exercise price of $32.50 per share. The warrants are also subject to call at $.25 per warrant after six months under certain circumstances if the market price of the Common Stock is greater than $45.00 per share over a 90 day period. The Company utilized a portion of the net proceeds from the Mellon Term Loan to refinance approximately $18.6 million in indebtedness that was incurred in connection with its prior acquisitions of FWA Drilling Company, Inc., Viersen & Cochran Drilling Company ("Viersen") and the contract drilling assets of Quarles Drilling Corporation ("Quarles"). The indebtedness under the Mellon Term Loan is secured by substantially all of the Company's rig assets, inventory and accounts receivable.

Quarles

On January 27, 1997, pursuant to the terms and conditions of an Asset Purchase Agreement dated as of December 31, 1996 (the "Quarles Agreement"), by and between the Company and Quarles, the Company purchased the contract drilling assets (the "Quarles Assets") of Quarles for a total purchase price of $16.2 million (the "Quarles Purchase Price"). The Quarles Purchase Price was determined through arms-length negotiations between the parties. The Quarles Assets, which were utilized in Quarles' contract drilling business, consist of eight operating drilling rigs and one stacked drilling rig and various equipment and rig components. The Company has utilized the Quarles Assets in its existing contract drilling operations.

                                UTI ENERGY CORP.
                         PRO FORMA FINANCIAL STATEMENTS
                ACQUISITION OF SOUTHLAND DRILLING COMPANY, LTD.
                  ACQUISITION OF QUARLES DRILLING CORPORATION
               ACQUISITION OF VIERSEN & COCHRAN DRILLING COMPANY
                                  (UNAUDITED)



In connection with the Company's acquisition of the Quarles Assets, the Company retained Don Quarles, the President of Quarles, as a consultant to the Company.

Pursuant to the terms of the Quarles Agreement, the Quarles Purchase Price was paid utilizing $8.1 million in cash and 256,175 shares of Common Stock having a value at the time the agreement was negotiated of $8.1 million, subject to adjustment as described below. The cash portion of the Quarles Purchase Price was funded with a $4.1 million in borrowings under the Line of Credit and a new $4.0 million term loan (the "Interim Term Loan") with Mellon. The borrowings under the Line of Credit and Interim Term Loan bore interest at the bank's prime rate and were secured by a pledge of certain of the Company's rigs, accounts receivable and inventory. The Interim Term Loan was repaid by the Company on April 11, 1997.

Under the terms of the Quarles Agreement, Quarles is entitled to receive additional shares of Common Stock in the event the average market price (as defined in the Quarles Agreement) of the Common Stock on the date a registration statement covering the resale of the Common Stock issued to Quarles is declared effective is less than $31.69 per share. The number of additional shares will be equal to a number of shares sufficient to provide Quarles with $8.1 million of Common Stock based on the average market price of the Common Stock on such date. In the event the average market price of the Common Stock is greater than $31.69 per share on such date, Quarles is required to return a number of shares of Common Stock having a value (at such market price) equal to one-half of the amount by which the market price of the shares (at such market price) initially issued is greater than $8.1 million. The Company has granted Quarles certain registration rights with respect to the Common Stock issued in connection with the acquisition.

Viersen

On August 14, 1996, the Company entered into a Stock Purchase Agreement with The Sam K. Viersen Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994 (the "Stock Purchase Agreement"), pursuant to which a subsidiary of the Company purchased all of the outstanding shares of capital stock of the Viersen & Cochran Drilling Company ("Viersen"). Under the terms of the Stock Purchase Agreement, the consideration paid by the Company for the Shares, which was arrived at through arms-length negotiations between the parties, consisted of (i) $6,000,000 in cash paid on August 14, 1996 (a portion of which the Company borrowed under its then existing credit agreement); (ii) a two-year $8,000,000 promissory note (the "Promissory Note") executed by the Company in favor of the Seller; and (iii) stock warrants to purchase 200,000 shares of the Company's common stock, $.001 par value, at $15 per share.

The Promissory Note bore interest at the rate of 6% per annum and was payable in full on or before August 14, 1998. The terms of the Promissory Note required the Company to make a principal payment of $1,500,000 on or before August 14, 1997 and an additional principal payment of $1,500,000 on or before February 14, 1998. The Company had the option under the Promissory Note to pay Seller $7,655,000 plus accrued interest on or before April 14, 1997 in full satisfaction of the Promissory Note. The Company's obligations under the Promissory Note were guaranteed by Viersen and were secured by a pledge of the assets of Viersen pursuant to a security agreement. On April 11, 1997, the Company repaid in full the outstanding principal and accrued interest on the Promissory Note.

                                UTI ENERGY CORP.
                         PRO FORMA FINANCIAL STATEMENTS
                ACQUISITION OF SOUTHLAND DRILLING COMPANY, LTD.
                  ACQUISITION OF QUARLES DRILLING CORPORATION
               ACQUISITION OF VIERSEN & COCHRAN DRILLING COMPANY
                                  (UNAUDITED)



The unaudited pro forma balance sheet as of March 31, 1997 assumes that the acquisition of Southland occurred on March 31, 1997. The unaudited pro forma statements of income assume that the acquisitions of Southland, Quarles and Viersen occurred on January 1, 1996.

                                UTI ENERGY CORP.
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 1997
                                 (in thousands)

                                                    Southland
                                                   Acquisition
                                                   Adjustments
                                        UTI      ---------------
                                         As      Amount             Pro
                                      Reported     (1)     Notes   Forma
                                      --------   -------   -----  --------
ASSETS
CURRENT ASSETS
  Cash                                $    807   $     -          $    807
  Accounts receivable                   19,577         -            19,577
  Other receivables                        592         -               592
  Materials and supplies                   974         -               974
  Prepaid expenses                       1,348         -             1,348
                                      --------   -------          --------
                                        23,298         -            23,298

PROPERTY AND EQUIPMENT
  Property and equipment                80,666    17,219    (A)     97,885
  Less accumulated depreciation and
    amortization                       (24,626)        -           (24,626)
                                      --------   -------          --------
                                        56,040    17,219    (A)     73,259

OTHER ASSETS
  Goodwill                                   -     9,938    (A)      9,938
  Other                                  1,138         -             1,138
                                      --------   -------          --------
                                         1,138     9,938            11,076
                                      --------   -------          --------

                                      $ 80,476   $27,157          $107,633
                                      ========   =======          ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt   $  3,957   $     -          $  3,957
  Accounts payable                       7,310         -             7,310
  Accrued payroll costs                  2,698         -             2,698
  Other accrued expenses                 3,141        79    (B)      3,220
                                      --------   -------          --------
                                        17,106        79            17,185

LONG-TERM DEBT, less current portion    22,064    25,668    (C)     47,732
DEFERRED INCOME TAXES                    8,305         -             8,305
OTHER LIABILITIES                          350         -               350

SHAREHOLDERS' EQUITY
  Common stock                               4         -                 4
  Additional capital                    25,977     1,410    (D)     27,387
  Retained earnings                      6,759         -             6,759
  Restricted stock plan unearned
    compensation                           (89)        -               (89)
                                      --------   -------          --------
                                        32,651     1,410            34,061
                                      --------   -------          --------

                                      $ 80,476   $27,157          $107,633
                                      ========   =======          ========


(1) The audited Statement of Net Assets Acquired for Southland Drilling Company, Ltd. as of April 11, 1997, gives effect to the allocation of the purchase price, which is based on UTI's experience in the industry, purchases of similar assets in the past and on a fair market value appraisal of eight similar drilling rigs purchased on January 27, 1997, by an independent valuation firm, dated March 6, 1997. The amount reported for Southland property and equipment was derived from this Statement.


See accompanying notes to Pro Forma Condensed Consolidated Financial Statements.

                                UTI ENERGY CORP.
                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1997
                       (in thousands, except share data)



                                                                                       (2)
                                              Acquisition     (1)      Acquisition   Southland  Acquisition
                          UTI         V&C     Adjustments   Quarles    Adjustments      as      Adjustments
                           as         as     -------------    as      -------------  ---------  -------------   Pro
                        Reported   Reported  Amount  Notes Reported   Amount  Notes  Reported   Amount  Notes   Forma
                       ---------   --------  ------  ----- ---------  ------  -----  ---------  ------  -----  --------
REVENUES               $  97,301   $ 3,248   (1,522)   (A)  $24,228  $    -           $25,659   $    -         $ 148,914
COSTS AND EXPENSES
 Cost of Sales            78,257     1,842        -          24,711    (420)   (G)     21,109        -           125,499
 Selling, General and
  administrative           7,768       747     (629)   (B)        -     420    (G)      1,217        -    (I)      9,523
 Depreciation and
  amortization             4,292        88      577    (C)      847     680    (C)          -     2,247   (C)      8,731
                       ---------   -------  -------        --------  ------          --------   -------        ---------
                          90,317     2,677      (52)         25,558     680            22,326     2,247          143,753
                       ---------   -------  -------        --------  ------          --------   -------        ---------
OPERATING INCOME           6,984       571   (1,470)         (1,330)   (680)            3,333    (2,247)           5,161
OTHER INCOME (EXPENSE)
 Interest Expense         (1,148)        -     (492)   (D)        -    (668)   (D)          -    (3,646)  (D)     (5,954)
 Other                     1,341         -        -               -       -                 -         -            1,341
                       ---------   -------  -------        --------  ------          --------   -------        ---------
                             193         -     (492)              -    (668)                -    (3,646)          (4,613)
                       ---------   -------  -------        --------  ------          --------   -------        ---------
INCOME(LOSS) BEFORE
 INCOME TAXES              7,177       571   (1,962)         (1,330) (1,348)            3,333    (5,893)             548
INCOME TAXES               2,324         -     (473)   (E)        -    (856)   (E)          -      (820)  (E)        175
                       ---------   -------  -------        --------  ------           -------   -------        ---------
NET INCOME             $   4,853   $   571   (1,489)        $(1,330) $ (492)          $ 3,333   $(5,073)       $     373
                       =========   =======  =======        ========  ======           =======   ========       =========
Earnings per common
 share
 Primary               $    1.26   $ 50.52                                                                     $    0.09
                       =========   =======                                                                     =========
 Fully diluted         $    1.27   $ 50.52                                                                     $    0.09
                       =========   =======                                                                     =========
Average common shares
 outstanding
 Primary               3,813,062    11,300  (11,300)   (F)          256,175    (E)          -         -        4,069,237
 Fully diluted         3,853,164    11,300  (11,300)   (F)          256,175    (E)          -    11,565   (J)  4,120,904

(1) This Statement reflects the historical gross drilling contract revenues, direct operating expenses, and depreciation directly related to the assets acquired.

(2) This Statement reflects the historical revenues and direct and indirect operating expenses directly related to the assets acquired.


See accompanying notes to Pro Forma Condensed Consolidated Financial Statements.

                                UTI ENERGY CORP.
                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)
                       THREE MONTHS ENDED MARCH 31, 1997
                       (in thousands, except share data)


                                                      (1)                                   (2)
                                         UTI        Quarles                              Southland
                                          as          as                                    as         Acquisition       Pro
                                       Reported    Reported    Acquisition Adjustments   Reported      Adjustments      Forma
                                      ----------  -----------  -----------------------  -----------  ----------------  --------
                                                                 Amount       Notes                    Amount  Notes
                                                               -----------  ----------               --------  ------
REVENUES                              $  34,368       $3,407       $    -                    $5,580  $      -          $  43,355
COSTS AND EXPENSES
 Cost of Sales                           27,362        4,081          (90)     (A)            4,357         -             35,710
 Selling, General and administrative      2,334            -           90      (A)              223         -  (A)         2,647
 Depreciation and amortization            1,545           66           61      (B)                -       562  (F)         2,234
                                      ---------   ----------   ----------               -----------  --------          ---------
                                         31,241        4,147           61                     4,580       562             40,591
                                      ---------   ----------   ----------               -----------  --------          ---------
OPERATING INCOME                          3,127         (740)         (61)                    1,000      (562)
OTHER INCOME (EXPENSE)
 Interest Expense                          (479)           -          (56)     (C)                -      (911) (C)        (1,446)
 Other                                      227            -            -                         -         -                227
                                      ---------   ----------   ----------               -----------  --------          ---------
                                           (252)           -          (56)                        -      (911)            (1,219)
                                      ----------  ----------   ----------               -----------  --------          ---------
INCOME(LOSS) BEFORE INCOME TAXES          2,875         (740)        (117)                    1,000    (1,473)             1,545
INCOME TAXES                              1,031            -         (305)     (D)                -      (170) (D)           556
                                      ---------   ----------   ----------               -----------  --------          ---------
NET INCOME                            $   1,844       $ (740)      $  188                    $1,000  $ (1,303)         $     989
                                      =========   ==========   ==========               ===========  ========          =========
Earnings per common share
 Primary                              $    0.42                                                                        $    0.22
                                      =========                                                                        =========
 Fully diluted                        $    0.42                                                                        $    0.22
                                      =========                                                                        =========
Average common shares outstanding
 Primary                              4,422,514            -       85,392      (E)                -           -        4,507,906
 Fully diluted                        4,422,514            -       85,392      (E)                -           -        4,507,906

(1) This Statement reflects the historical gross drilling contract revenues, direct operating expenses, and depreciation directly related to the assets acquired.

(2) This Statement reflects the historical revenues and direct and indirect operating expenses directly related to the assets acquired.


See accompanying notes to Pro Forma Condensed Consolidated Financial Statements.

                                UTI ENERGY CORP.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS




The purchase of the contract drilling operations of Southland Drilling Company, Ltd. ("Southland") was completed for $27.1 million in cash and warrants on April 11, 1997. The pro forma financial statements have been prepared by UTI management based upon the financial statements of Southland Drilling Company, Ltd. included elsewhere herein. The pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had occurred on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements and notes of Southland Drilling Company, Ltd. contained elsewhere herein, UTI's financial statements and notes contained in its Annual Report on Form 10-K for the year ended December 31, 1996 and the financial statements and notes of Quarles Drilling Corporation and Viersen & Cochran Drilling Company contained in UTI's Forms 8-K/A dated January 27, 1997 and August 28, 1996.

A summary of the purchase price calculation for the Southland Assets acquisition follows:

                                                           000's
                                                         ----------

            Cash paid to Seller (borrowed by UTI
             under two new term loans)                    $  27,068

            100,000 warrants of UTI common stock
             issued to Seller                                    10
                                                             ------

            Total cash and warrants                          27,078

            Add accrual for estimated transaction fees           79
                                                             ------

                                                          $  27,157
                                                             ======


            Property and equipment                        $  16,231

            Goodwill                                          9,938
                                                             ------

                                                          $  27,157
                                                             ======



Adjustments to March 31, 1997 Pro Forma Condensed Consolidated Balance Sheet (Unaudited).

      (A)  Value of Southland net assets acquired

      (B)  Accrued estimated transaction costs

      (C)  Borrowings to fund the acquisition

      (D) Warrants issued pursuant to the Southland Agreement and Subordinated Notes

                                UTI ENERGY CORP.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS




Adjustments to Pro Forma Condensed Consolidated Statement of Income (Unaudited) for the year ended December 31, 1996.

      (A)  Eliminate gain on sale of assets.

      (B) Eliminate selling, general and administrative expenses which the Company believes will not be incurred on an ongoing basis.

      (C) Adjust depreciation expense based upon the restated value of property and equipment.

      (D) Increase interest expense resulting from acquisition debt offset by debt not assumed for Viersen.

      (E)  Adjust tax expense or (benefit) at marginal rate.

      (F) The warrants issued to seller have been included in the determination of average common shares outstanding for the Company at December 31, 1996.

      (G) Selling, general and administrative expenses directly related to the acquired assets are included in the numbers as reported. The Company does not expect to incur any incremental selling, general and administrative expenses as a result of the acquisition. Costs and expenses related to selling activities have been reclassified to conform to UTI's presentation.

      (H) Stock issued pursuant to the Quarles Agreement. The number of shares ultimately to be issued is dependent upon the average market price (as defined in the Quarles Agreement) of the Common Stock on the date a registration statement covering the resale of the Common Stock issued to Quarles is declared effective. The shares issued reflected in the Pro Forma Condensed Consolidated Statement of Income assumed a share price of $31.69.

      (I) Selling, general and administrative expenses directly related to the acquired assets are included in the numbers as reported. The Company does not expect to incur any incremental selling, general or administrative expenses as a result of the acquisition.

      (J)  Dilutive effect of warrants issued with Subordinated Notes.

Adjustments to Pro Forma Condensed Consolidated Statement of Income (Unaudited) for the three months ended March 31, 1997.

      (A) Selling, general and administrative expenses directly related to the acquired assets are included in the numbers as reported. The Company does not expect to incur any incremental selling, general and administrative expenses as a result of the acquisition. Costs and expenses related to selling activities have been reclassified.

      (B) Adjust depreciation expense based upon the restated value of property and equipment.

      (C)  Increase interest expense resulting from acquisition debt.

      (D)  Adjust tax expense or (benefit) at marginal rate.

                                UTI ENERGY CORP.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS




      (E) The 256,175 shares of common stock issued to seller effective January 27, 1997, have been included in the average common shares outstanding for the Company at March 31, 1997. The number of shares ultimately to be issued is dependent upon the average market price (as defined in the Asset Purchase Agreement) of the Common Stock on the date a registration statement covering the resale of the Common Stock issued to Quarles is declared effective. The shares issued reflected in the Pro Forma Condensed Consolidated Statement of Income assumed a share price of $31.69, with the shares being issued effective January 1, 1996.

      (F) Selling, general and administrative expenses directly related to the acquired assets are included in the numbers as reported. The Company does not expect to incur any incremental selling, general and administrative expenses as a result of the acquisition.

                               INDEX TO EXHIBITS

Exhibit
Number                             Description
-------                            -----------

*     2.1  Asset Purchase Agreement dated March 5, 1997 (the "Asset Purchase
           Agreement"), by and between UTI Energy Corp. and Southland Drilling Company, Ltd.(incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996). Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Asset Purchase Agreement have not been filed with this exhibit. Schedule 2.1(a), 2.1(b), 2.1(c), 2.1(d) and 2.1(e)
           contain lists of certain of the assets purchased by the Company pursuant to the terms and conditions of the Asset Purchase Agreement. The Company agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request.

*     2.2  First Amendment to Asset Purchase Agreement dated April 11, 1997, by and between UTI Energy Corp., Triad Drilling Company and Southland Drilling Company, Ltd.

*    10.1  Warrant Agreement, dated April 11, 1997, by and between UTI Energy
           Corp. and Southland Drilling Company, Ltd.

*    10.2  Loan and Security Agreement dated April 11, 1997, by and among FWA
           Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, UTI Energy Corp., UTICO, Inc., Panther Drilling, Inc. and Mellon Bank, N.A.

*    10.3  Fourth Amendment and Modification to the Mellon Line of Credit dated
           April 11, 1997, by and among FWA Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, UTI Energy Corp., UTICO, Inc., Panther Drilling, Inc. and Mellon Bank, N.A.

*    10.4  Note Purchase Agreement dated April 11, 1997, by and among FWA
           Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, Panther Drilling, Inc. and Canpartners Investments IV, LLC (incorporated by reference to Schedule 13D relating to the Company filed on April 22, 1997 by Canpartners Investments IV, LLC, Canpartners Incorporated, Mitchell R. Julis, Joshua S. Friedman and
           R. Christian B. Evensen).

*    10.5  Note dated April 11, 1997, payable by FWA Drilling Company, Inc.,
           International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated and Panther Drilling, Inc. to Canpartners Investments IV, LLC.

*    10.6  Warrant Agreement dated April 11, 1997, by and between UTI Energy
           Corp. and Canpartners Incorporated IV, LLC.

*    10.7  Warrant dated April 11, 1997, by and between UTI Energy Corp. and
           Canpartners Incorporated IV, LLC.

*    10.8  Registration Rights Agreement Dated April 11, 1997, by and between
           UTI Energy Corp. and Canpartners Investments IV, LLC.

     23.1  Consent of Ernst & Young LLP.


     *Previously filed with the Company's Current Report on Form 8-K dated April 11, 1997.